UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2014

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	22-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

As previously announced on June 12, 2014, Oaktree Capital Management, L.P. (the “Issuer”), and Oaktree Capital I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P. (the “Guarantors” and together with the Issuer, the “Obligors”) entered into a note and guarantee agreement (the “Note Agreement”) with certain accredited investors (collectively, the “Investors”) on July 11, 2014, pursuant to which the Issuer agreed to issue and sell to the Investors $50 million aggregate principal amount of its 3.91% Senior Notes, Series A, due September 3, 2024 (the “Series A Notes”), $100 million aggregate principal amount of its 4.01% Senior Notes, Series B, due September 3, 2026 (the “Series B Notes”) and $100 million aggregate principal amount of its 4.21% Senior Notes, Series C, due September 3, 2029 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”). The Notes will be senior unsecured obligations of the Issuer, guaranteed (the “Guarantees”) by the Guarantors on a joint and several basis. Closing is expected to occur on September 3, 2014. The offer and sale of the Notes and the Guarantees were and will be made solely in private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The Series A Notes, the Series B Notes and the Series C Notes will bear interest at a rate of 3.91% per annum, 4.01% per annum and 4.21% per annum, respectively, in each case, payable semi-annually, and will be due on September 3, 2024, September 3, 2026 and September 3, 2029, respectively. The Note Agreement provides for certain affirmative and negative covenants, including financial covenants relating to the Obligors’ combined leverage ratio and minimum assets under management. In addition, the Notes Agreement contains customary representations and warranties of the Obligors and customary events of default, in certain cases, subject to cure periods. The Issuer may prepay all, or from time to time any part of, the Notes at any time, subject to the Issuer’s payment of the applicable make-whole amount determined with respect to such principal amount prepaid. Upon the occurrence of a change of control, the Issuer will be required to make an offer to prepay the Notes together with the applicable make-whole amount determined with respect to such principal amount prepaid. The Note Agreement contains customary events of default, including, among other things, failure to pay interest, breach of certain covenants, failure to pay certain other indebtedness at maturity or upon earlier acceleration, and certain events of insolvency or bankruptcy. Upon the occurrence and continuance of an event of default, the holders of at least a majority in outstanding principal amount of the Notes may declare the Notes immediately due and payable by providing notice to the Issuer and exercise other rights and remedies. Such termination and declaration will occur automatically in the event of certain insolvency or bankruptcy related events of default.

The Issuer intends to use the proceeds from the sale of the Notes for working capital and general corporate purposes of the Obligors and their respective subsidiaries.

The above description of the terms and conditions of the Notes and the Note Agreement does not purport to be complete and is qualified in its entirety by the full text of the Note Agreement and the forms of the Notes, attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Form 8-K and incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

4.1	Note and Guaranty Agreement, dated as of July 11, 2014, by and among Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P. and each of the purchasers party thereto.

4.2	Form of 3.91% Senior Notes, Series A, due September 3, 2024

4.3	Form of 4.01% Senior Notes, Series B, due September 3, 2026

4.4	Form of 4.21% Senior Notes, Series C, due September 3, 2029

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE CAPITAL GROUP, LLC

Dated: July 15, 2014	By:	/s/ David M. Kirchheimer
		Name:	David M. Kirchheimer
		Title:	Chief Financial Officer, Chief Administrative Officer and Principal

EXHIBIT INDEX

Exhibit	Description

4.1	Note and Guaranty Agreement, dated as of July 11, 2014, by and among Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P. and each of the purchasers party thereto.

4.2	Form of 3.91% Senior Notes, Series A, due September 3, 2024

4.3	Form of 4.01% Senior Notes, Series B, due September 3, 2026

4.4	Form of 4.21% Senior Notes, Series C, due September 3, 2029